EXHIBIT 10.1

FORM OF

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of ____________, 2___ (the “Grant Date”) by and between BioLargo, Inc., a Delaware corporation (the “Company”), whose address is 2603 Main Street, Suite 1155, Irvine, California 92614, and _____________________ an individual (“Optionee”). Capitalized terms used herein without definition shall have the meanings given to them in the BioLargo, Inc. 2007 Equity Incentive Plan (the “Plan”, a copy of which is attached hereto as Appendix A and incorporated by this reference).

RECITALS

A. The Board of Directors of the Company (the “Board”) and the stockholders of the Company have approved and adopted the Plan under which the Company may grant Options to certain personnel of the Company such as Optionee.

B. Pursuant to the Plan, the Compensation Committee of the Board (the “Committee”) has authorized granting to Optionee, effective as of the date of this Agreement, an Incentive Stock Option under such terms and conditions as are hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Option. The Company hereby grants to Optionee an Incentive Stock Option (the “Option”) to purchase, upon and subject to the terms and conditions of the Plan and this Agreement, all or any part of ____________________ (            ) shares of Stock at a per share exercise price of ____________________ United States Dollars ____________ ($___) (the “Per Share Exercise Price”). The Per Share Exercise Price equals one hundred percent (100%) of the Fair Market Value of a share of Stock as of the Grant Date. This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code.

2. Vesting. Subject to Sections 4.2 and 6 hereof, the Option shall become exercisable with respect to the following percentages of the number of shares subject to the Option on the following dates and at any time thereafter until such Option shall terminate in accordance with the terms of this Agreement or the Plan:

Vesting Date	Percentage Vested

3. Manner of Exercise and Payment. Optionee shall exercise the Option by giving (a) written notice of such exercise to the Committee specifying the number of shares of Stock with respect to which such Option is being exercised, together with (b) payment of the full purchase price for such shares, by wire transfer to a Company account designated by the Committee or by unendorsed certified or cashier’s check, equal to the number of shares to be purchased multiplied by the Per Share Exercise Price.

3.1 Effective Date of Exercise. The date upon which such written notice is given and payment of the full purchase price is received by the Company shall be the exercise date for the Option. From such exercise date, Optionee shall be entitled to the issuance of a stock certificate evidencing Optionee’s ownership of the shares of Stock acquired pursuant to such exercise (but subject to Section 8 hereof). Optionee shall not have any of the rights or privileges of a stockholder of the Company (including, without limitation, rights to distributions, voting rights, inspection rights, dissenter’s rights, rights to bring a derivative action, or other rights of a shareholder under applicable corporate law) in respect of any shares of Stock issuable upon exercise of such Option until and only to the extent such Option is exercised and certificates representing such shares shall have been issued and delivered.

3.2 No Fractional Shares. No installment of such Option shall be exercisable except with respect to whole shares.

4. Termination.

4.1 In General. The Option granted under Section 1 hereof, to the extent unexercised, shall terminate at the close of business on the tenth (10th ) anniversary of the Grant Date, subject to Section 6 or Section 7 hereof (as applicable), Section 7(a) of the Plan or the determination of the Committee pursuant to Section 7(a) of the Plan.

4.2 Change of Control. If, in connection with the Change of Control, the Options under the Plan are not assumed, or if substitute Options are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Option prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Optionee to receive shares upon exercise of the Option that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s expiration date), to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the

Committee so determines prior to the Change of Control, any such Option that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

5. Non-Transferability. Neither Optionee nor any successor or assignee thereof shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the Option granted under Section 1 hereof, other than by will or by the laws of descent and distribution, and such Option shall be exercisable during Optionee’s lifetime only by Optionee; nor shall all or any part of such Option be subject to seizure by any creditor of any such person, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of the bankruptcy or insolvency of Optionee or any successor or assignee thereof. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Company shall thereupon have no further liability hereunder.

6. Cessation of Employment.

6.1 In General. Subject to Sections 6.2 and 7 hereof, if Optionee ceases to be employed by the Company or any of Subsidiary, Optionee may, subject to the time limitations of Section 4 hereof, exercise the Option granted under Section 1 hereof to the extent that Optionee was entitled to exercise it under Section 2 hereof on the date of such cessation at any time (a) within one (1) year after such cessation if such cessation results from the Disability of Optionee, or (b) otherwise within ninety (90) days after such cessation.

6.2 Termination for Cause. If Optionee is terminated as an employee of the Company or any Subsidiary for Cause, the right to exercise any unexercised portion of the Option granted under Section 1 hereof shall terminate immediately. For the purposes of this Agreement “Cause” with respect to an Optionee means (a) a material breach by Optionee of any employment agreement between such Optionee on the one hand and the Company or Subsidiary on the other hand, together with failure to correct such breach within thirty (30) days after notice of such breach is given to such Optionee by the employer; (b) gross malfeasance by Optionee in the performance of Optionee’s duties on behalf of the Company or Subsidiary; or (c) the conviction of or plea of guilty or nolo contendere by Optionee with respect to any misdemeanor or felony arising from or related to the conduct of the affairs of the Company or Subsidiary.

7. Death of Optionee. If Optionee dies while employed by the Company or Subsidiary, or during the period described in clause (a) or clause (b) of Section 6.1 hereof as applicable, then, subject to the time limitations of Section 4 hereof, the Option granted under Section 1 hereof shall expire within one (1) year after the date of death; and the executor or administrator of Optionee’s estate, or the person or persons to whom Optionee’s rights under such Option shall have passed by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option to the extent that Optionee was entitled to exercise the Option under Section 2 hereof on the date of death.

8. Compliance With Securities and Tax Laws. No shares of Stock shall be issued pursuant to the exercise of the Option except in compliance with all applicable federal and state securities and tax laws and regulations and in compliance with rules of stock exchanges on which the Stock may be listed. In furtherance of the foregoing and not in order to limit the generality of the foregoing in any way:

8.1 Representation. The Company, as a condition to the issuance of such shares, may require the person exercising Option to represent and warrant at the time of such exercise that any shares of Stock acquired upon exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under any applicable law, regulation or rule of any governmental agency.

8.2 Notice of Sale. The person acquiring such shares shall give the Company notice of any sale or other disposition of any such shares not less than ten (10) days after such sale or other disposition.

8.3 Withholding. Optionee acknowledges and agrees that the Company, in order to fulfill its withholding obligations under any federal, state or local tax law (including, without limitation, upon the disposition by Optionee of shares of Stock acquired pursuant to the exercise of the Option hereunder within two (2) years after the Grant Date or within one (1) year after exercise of the Option, or upon Optionee’s exercising an incentive stock option and subject to acceleration upon a Change of Control only if and as provided under the Plan more than three (3) months after Optionee has ceased to be an employee of the Company or a Subsidiary) may (a) withhold such sums from other compensation due Optionee, (b) require Optionee to pay to the Company such amounts as a condition to the delivery of shares pursuant to such exercise, or (c) sell shares that would otherwise be delivered to Optionee upon exercise of the Option in order to raise cash in the necessary amount.

9. Miscellaneous.

9.1 Complete Agreement. This Agreement, and any appendices, schedules, exhibits or documents referred to herein or executed contemporaneously herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof; whether express or implied. All schedules, appendices and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

9.2 Payments Subject to Creditors. Payments to Optionee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; and no person, other than the Company, shall have, by virtue of the provisions of the Plan or the grant of the Option hereunder, any interest in such assets. To the extent that any person acquires a right to receive payments from the

Company under the provisions hereof; such right shall be no greater than the right of any unsecured general creditor of the Company.

9.3 No Contract of Employment. It is expressly understood by the parties hereto that this Agreement are not intended to be an employment contract. Nothing contained in this Agreement or the Plan, and no action taken pursuant to their provisions by either party hereto shall create, or be construed to create, (a) a trust of any kind, or a fiduciary relationship between the Company and Optionee; or (b) a contract of employment for any term of years, or a right of Optionee to continue in the employ of the Company in any capacity.

9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Optionee and Optionee’s successors, assigns, heirs, executors, administrators and beneficiaries. Nothing in this Section 9.4 shall be deemed to modify or waive in any manner whatsoever such prohibitions on transfer or assignment of Optionee’s rights hereunder as are contained elsewhere in this Agreement.

9.5 Amendment. Except as provided herein, this Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the parties hereto, or their respective successors or assigns.

9.6 Notice. Whenever this Agreement or the Plan requires that notice be given by or to the Company or Optionee, such notice shall be given to the Company at the address first set forth above (or to such other address as the Company may communicate to Optionee under this Section 9.6) and to Optionee at such address as is set forth on the books and records of the Company for the mailing of any Form W-2 with respect to Optionee as follows: (a) by personal delivery, in which case notice shall be deemed to have been given on the date of delivery; (b) by certified United States mail, in which case notice shall be deemed to have been given two (2) days after deposit of such notice with the United States Postal Service; or (c) by DHL, Federal Express, United Parcel Service, or similar internationally-recognized overnight delivery service, in which case notice shall be deemed to have been given one (1) day after deposit of such notice or instrument with such service.

9.7 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect of this Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

9.8 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof.

9.9 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

9.10 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

9.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOLARGO, INC.

By:__________________________________

Name:_______________________________

Title:________________________________

Optionee:

By:__________________________________

Name:_______________________________

Title:________________________________

SPOUSAL CONSENT

I certify that:

1. I am the spouse of __________________who signed the foregoing Incentive Option Agreement dated as of ___________, 20___(the “Agreement”) by and between ________________ as the “Optionee” thereunder and BioLargo, Inc. as the “Company” thereunder.

2. I have read and approve the provisions of the Agreement, including, but not limited to, those relating to the exercise, transfer and disposition of the Option described therein.

3. I agree to be bound by and accept those provisions of that Agreement in lieu of all other interests I may have in the Options thereby granted, whether that interest may be community property or otherwise.

4. Optionee shall have full power of management of Optionee’s interests in the Options, including any portion of those interests that may be community property, and Optionee has the full right, without my further approval, to exercise Optionee’s rights with respect to such Options, to execute any amendments to the Agreement, and to exercise and otherwise deal in any manner with such Options, including any portion of such interests that may be community property.

Date:___________________________

By:__________________________________

Name:_______________________________